UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 18, 2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On July 18, 2011, Worldwide Energy and Manufacturing USA, Inc. (the “Company”) received notice that the obligations of the Business Loan Agreement (the “Loan Agreement”) dated as of May 20, 2008 between the Company and Bank of the West (the “Bank”) and related ancillary documents (collectively with the Loan Agreement, the “Loan Documents”) have been accelerated by the Bank.  According to the Bank, an event of default has occurred and is continuing under the Loan Documents due to: (i) the Company’s failure to furnish the Bank with its annual financial statements for the fiscal year ended December 31, 2010 by April 30, 2011; (ii) the Company’s failure to furnish the Bank with its quarterly financial statements for its fiscal quarter ended March 31, 2011; (iii) the change in the Company’s management, as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2011, constitutes an “Adverse Change” under the Loan Documents; and (iv) due to the aforementioned change in management, the Bank believes itself insecure under the Loan Agreement.

As a result of the foregoing, the Bank accelerated all outstanding obligations due and owing by the Company and demanded that the Company pay all such amounts to the Bank, including unpaid principal, interest, interest at the default rate, attorneys’ fees and costs, on or before July 22, 2011.  As of July 18, 2011, the Company’s obligations due and owing to the Bank equal approximately $1,405,277.75. As of the date of filing of this Current Report, the Company has not made payment to the Bank. The Company’s obligations under the Loan Documents are secured by certain collateral of the Company (the “Collateral”), which is described in further detail in the Commercial Security Agreement dated as of May 20, 2008 by and between the Bank and the Company (the “Security Agreement”) and which includes, among other things, all inventory, equipment, accounts, chattel paper, instruments, letter-of-credit-rights, letters of credit, investment property, money and general intangibles, including but not limited to all software and all payment intangibles.  If the Company does not timely satisfy the Bank’s demands for payment, the Bank may exercise its rights under the Security Agreement and cause the Company to deliver the Collateral to the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: July 22, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer

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